Exhibit 10.1 (t)
                       CENTURY TELEPHONE ENTERPRISES, INC.
                       OUTSIDE DIRECTORS' RETIREMENT PLAN
                                1995 RESTATEMENT


I.       Purpose of the Plan

         This Restated Outside Directors' Retirement Plan (the "Plan") is an unfunded defined benefit pension plan for those Outside Directors whose coverage is approved by the Board of Directors (the "Board'). The Plan has been established by Century Telephone Enterprises, Inc. (the "Company") for the purpose of attracting and retaining competent individuals to serve as Directors in order to ensure the continued growth and profitability of the Company by providing retirement benefits for eligible Board members.


II.      Definitions

         As used in this Plan, the following terms shall have the meanings indicated, unless the context otherwise specifies or requires:

         2.01. "ACCRUED BENEFIT" shall mean a Participant's accrued monthly benefit calculated in accordance with the provisions of Section 5.04.

         2.02 "ACTUARIAL EQUIVALENT" shall mean equivalence in value between two or more methods of payment based on the UP 84 Mortality Table and the Pension Benefit Guaranty Corporation's published interest rate for immediate annuities on the date of pension commencement.

         2.03 "BENEFICIARY" shall mean the person or persons last designated as such by a Participant or a Former Participant.

         2.04 "BENEFIT" shall mean the monthly benefit payable to a Participant or Former Participant in accordance with the provisions of Sections V and VI.

         2.05 "BENEFIT COMMENCEMENT DATE" shall mean the date on which Benefits under this Plan commence to be paid to a Participant or Former Participant.

         2.06 "BOARD OF DIRECTORS" or "BOARD" shall mean the Board of Directors of Century Telephone Enterprises, Inc.

         2.07 "COMMITTEE" shall mean three or more members of the Board of Directors who are not Outside Directors, as selected by the Board from time to time to administer this Plan.

         2.08 "COMPANY" shall mean Century Telephone Enterprises, Inc.and any predecessor or business entity designated by the Board.

         2.09 "COMPENSATION" shall mean moneys designated as Director's fees which are paid to the Participant as an annual retainer, whether paid currently, accrued or deferred for the Plan Year. In addition, fees paid for attending one special meeting of the Board shall also be included in the Compensation.

         2.10 "EARLY RETIREMENT" shall mean a Participant's or Former Participant's termination of his Outside Director's status with the Board on or after his Early Retirement Date and prior to his Normal Retirement Date.

         2.11 "EARLY RETIREMENT DATE" shall mean the first day of the month coinciding with or otherwise next following the date on which a Participant attains the later of the age of 65 or completion of 10 Years of Service.

         2.12 "EFFECTIVE DATE" of this Restatement shall mean November 16, 1995.

         2.13 "FORMER PARTICIPANT" shall mean a former Participant who has ceased to participate in the Plan but who has a Vested Benefit.

         2.14  "NORMAL FORM OF BENEFIT" shall have the meaning set forth in
Section 5.05.

         2.15  "NORMAL  RETIREMENT"  shall  mean a  Participant's or Former
Participant's termination of Outside Director's status with the Board on his Normal Retirement Date.

         2.16 "NORMAL RETIREMENT DATE" shall mean the first day of the month coinciding with or otherwise next following the date on which a Participant attains the age of 70. Normal Retirement Date of Participants who are past age 70 as of the Effective Date of this Plan shall be the first day of the month coinciding with or otherwise next following the date on which the Participant resigns as an Outside Director.

         2.17 "OUTSIDE DIRECTOR" shall mean any Director of the Company who is not an employee of the Company.

         2.18 "PARTICIPANT" shall mean any Outside Director who is granted participation in the Plan in accordance with the provision of Section III.

         2.19 "YEARS OF BENEFIT ACCRUAL SERVICE" shall mean the period of continuous service as an Outside Director with the Company, beginning on the date the Participant commences or resumes service or any anniversary of such date.

         2.20 "YEARS OF SERVICE" shall mean the period of continuous service as an Outside or Inside Director with the Company, beginning on the date the Participant commences or resumes service or any anniversary of such date.


III.     Eligibility and Participation

         Only Outside Directors on or after the Effective Date of this Plan shall be eligible to participate in the Plan.


IV.      Accrual of Liabilities

         4.01 The Board shall accrue liabilities on its books each year equal to the annual amount required to provide the retirement benefits contingently payable under the Plan, according to accepted actuarial methods using such assumptions as the Board from time to time may adopt, provided, however, that the Board shall accrue such liabilities only in amounts not prohibited by law. Retirement benefits defined in Section V shall be reduced to the extent the Board is prohibited by law from accruing such liabilities.

         4.02 Neither a Participant nor his Beneficiary shall have any interest in any sums accrued in recognition of the contingent liability attributable to this Plan, and such accruals shall at all times remain the assets of the Company subject to the claims of general creditors of the Company.


V.       Retirement Benefit

         5.01 A Participant or Former Participant shall be entitled to receive a Benefit under the Plan, in accordance with the provisions of this Section V.

         5.02 Any Participant who retires on his Normal Retirement Date shall be entitled to receive a monthly benefit in the Normal Form of Benefit, commencing on his Normal Retirement Date, equal to 100% of his Compensation divided by 12.

         5.03 Any Participant may elect to retire on or after his early Retirement Date and receive a benefit equal to his Accrued Benefit reduced by 2% for each year by which the Benefit Commencement Date precedes the Participant's Normal Retirement Date. Payment of such benefit shall commence on the first of the month coinciding with or next following his termination of Outside Director's status with the Board.

         5.04 A participant's Accrued Benefit under the Plan shall be determined in accordance with the following schedule based on his Years of Benefit Accrual Service on the date he terminates his status as an Outside Director:

                   Years of Benefit
                   Accrual Service                   Percent of Compensation
                   ---------------                   -----------------------
                     Less than 1                                 0%
                               1                                10%
                               2                                20%
                               3                                30%
                               4                                40%
                               5                                50%
                               6                                60%
                               7                                70%
                               8                                80%
                               9                                90%
                              10                               100%

         5.05  The normal form of benefit  payment for a  Participant or Former
Participant   shall  be  a  life  annuity  unless  such  Participant  or  Former
Participant elects, prior to commencement of participation in the Plan, one of the optional benefit forms set forth in Section 5.06.

         5.06 Upon the written election of a Participant or Former Participant made prior to his commencement of participation in the Plan, the Actuarial Equivalent of the retirement benefit to which such Participant or Former Participant would otherwise be entitled under the provisions of Section 5.05 above shall, subject to the approval of the Committee, be payable under any optional methods of payment which are offered by the Board, including a 50% joint and survivor annuity, or a 100% joint and survivor annuity. Notwithstanding the foregoing, no optional payment form will be offered which would accelerate benefits hereunder and no lump sum payment will be made to a Participant.

         5.07 Upon termination of participation by resignation or discharge other than by death, disability or retirement, the Participant shall be entitled to a vested percentage of his then Accrued Benefit, payable beginning on or after his Early Retirement Date, in accordance with the vesting schedule provided in Section VI. The vested Accrued Benefit amount shall be reduced 2% for each year the Benefit Commencement Date precedes Normal Retirement Date.

         5.08 Upon total and permanent disability determined upon the basis of competent medical evidence acceptable to a majority of the Board, the Participant shall be entitled to a monthly disability benefit commencing on the first of the month coinciding with or next following his disability equal to 100% of his Compensation as of date of disability divided by 12.

         5.09 Upon the death of the Participant, the designated Beneficiary shall be entitled to a death benefit, commencing on the first of the month coinciding with or next following the Participant's death, equal to the value of the liabilities that have been accrued by the Board on its books for the Participant in accordance with Section 401 as of the day immediately prior to his death. The Death Benefit will be payable in the form of a lump sum.

         5.10 The Beneficiary referred to in this Section may be designated or changed by the Participant (without the consent of any prior Beneficiary) on a form provided by the Committee and delivered to the Committee prior to his death. If no such Beneficiary shall have been designated, or if no designated Beneficiary shall survive the Participant, the benefits shall be payable to the Participant's estate.

         5.11 (a) Notwithstanding anything to the contrary in this Plan or in any applicable law or regulation, upon the earlier of (i) the occurrence of a Change in Control (as defined in paragraph (e) below), (ii) the date that any person or entity submits an offer or proposal to the Company that results in or leads to a Change in Control (whether by such person or any other person) or
(iii) the date of the public announcement of a Change in Control or an offer, proposal or proxy solicitation that results in or leads to a Change in Control (whether by the person or entity making such announcement or any other person) (the earliest of such dates being hereinafter referred to as the "Effective Date"), the Accrued Benefit of each Participant (other than any Participant whose service as an Outside Director was terminated prior to full vesting of his Accrued Benefit under Article VI) and the benefits conferred under this Section shall automatically vest and thereafter may not be adversely affected in any matter without the prior written consent of the Participant. Notwithstanding anything to the contrary in this Plan, upon the occurrence of a Change in Control any Participant who is then serving as an Outside Director ("Active Participants") shall have an irrevocable right to receive, and the Company shall be irrevocably obligated to pay, a lump sum cash payment in an amount determined pursuant to this Section if the Company or its successor, in connection with or following the occurrence of the Change in Control, (i) seeks and obtains the Participant's resignation as an Outside Director, (ii) removes the Participant as an Outside Director, (iii) fails to nominate the Participant for re-election at the end of his term or (iv) reduces either the annual fee paid to the Participant for service as an Outside Director or the fee payable with respect to each Board or Committee meeting attended that, in either case, were in effect immediately prior to the Effective Date (each such action being referred to as an "Effective Termination"). The lump sum cash payment payable to Active Participants under this Section (the "Lump Sum Payment") shall be paid on the date of Effective Termination or as soon thereafter as is administratively feasible.

               (b) The amount of each Lump Sum Payment shall be determined as follows:

                            (i) With  respect to any Active  Participant  who is
eligible  as of the date of  Effective  Termination  to receive  benefits  under
Section 5.02 of this Plan, the Lump Sum Payment shall equal the Present Value (as defined below) of the stream of payments to which such participant would have otherwise been entitled to receive immediately upon Effective Termination in accordance with Section 5.02 of this Plan (assuming such benefits are paid in the form of a lifetime annuity), based upon such participant's Compensation (without giving effect to any salary reductions that gave rise to such Effective Termination), Accrued Benefit, and Years of Benefit Accrual Service, in each case as of the date of Effective Termination.

                            (ii) With respect to any Active  Participant  who is
not eligible as of the date of Effective Termination to receive benefits under Sections 5.02 or 5.03 of this Plan, the Lump Sum Payment shall equal the product of (A) the Present Value, calculated as of age 70, of the stream of payments to which such participant would have otherwise been entitled to receive at age 70 in accordance with the terms of this Plan based on the same assumptions and terms set forth in subsection (b)(i) above, multiplied times (B) such discount factor as is necessary to reduce the amount determined under subsection
(b)(ii)(A) above to its Present Value, it being understood that in calculating such discount factor, no discount shall be applied to reflect the possibility that such participant may die prior to attaining age 70.

                            (iii) With respect to any Active  Participant who is
eligible  as of the date of  Effective  Termination  to receive  benefits  under
Article 5.03 of the Plan, the Lump Sum Payment shall equal the greater of (A) the Present Value of the stream of payments to which such participant would have otherwise been entitled to receive immediately upon Effective Termination in accordance with Section 5.03 of this Plan, based upon the assumptions and terms set forth in subsection (b)(i) above, or (B) the Present Value, calculated as of age 70, of the stream of payments to which such participant would otherwise be entitled to receive at age 70 in accordance with this Plan, determined in the same manner and subject to the same assumptions and terms set forth in subsection (b)(ii) above.

                            (iv) As used in this  Section  with  respect  to any
amount, the "Present Value" of such amount shall mean the discounted value of such amount that is determined by making customary present value calculations in accordance with generally accepted actuarial principles, provided that (A) the discount interest rate applied in connection therewith shall equal the interest rate quoted by the Bloomberg Municipal AAA General Obligation 5-Year Index (as of the close of business on the first business day of the calendar quarter in which such present value calculations are made) or, in the event such index is no longer published, any similar index for comparable municipal securities and
(B) the mortality tables applied in connection therewith shall be "1983 Group Annuity Mortality Table (50% male/50% female)" as prescribed by the Pension
Benefit Guaranty Corporation or any successor table prescribed by such organization.

                  (c) Notwithstanding anything to the contrary in this Plan, upon the sooner of the occurrence of a Change in Control or the approval by the Board of Directors of the Company of any Change in Control, the Company shall promptly consult with each Participant who has already begun to receive periodic payments under this Plan ("Retired Participants') and, following such consultations, the Company shall have the option with respect to each Retired Participant to (i) confirm in writing its obligation to continue to provide to such Retired Participant all benefits hereunder in the same manner provided prior to the Change in Control or (ii) make a lump sum cash payment in an amount equal to the Present Value of the participant's future stream of payments which would otherwise be payable under this Plan. If the Company elects to furnish any retired Participant with a lump sum cash payment, the Company shall offer to assist such participant in purchasing at such participant's cost an annuity for the benefit of such participant.

                  (d) Notwithstanding anything to the contrary in this Plan, upon the occurrence of a Change in Control, any Former Participant (other than a Retired Participant) shall have an irrevocable and unconditional right to receive, and the Company shall be irrevocably and unconditionally obligated to pay, a lump sum payment in an amount determined in the manner provided in subsection (b)(ii) or (iii), as applicable.

                  (e) For purposes hereof, Change of Control shall mean the occurrence of any of the following events: (i) the acquisition by any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company or any employee benefit plan or related trust or affiliate of the Company or its subsidiaries, of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors, but not including any acquisition directly from the Company; (ii) the consummation of a merger, consolidation, reorganization, share exchange, or sale or other disposition of all or substantially all of the assets of the Company unless, immediately thereafter, at least 50% of the outstanding voting power of the surviving or successor corporation, or, if applicable, the parent company thereof (the "Surviving Company"), are owned by the Company's shareholders immediately prior to such time, at least a majority of the directors of the Surviving Company were directors of the Company at the time such transaction was approved, and no person or entity (excluding any employee benefit plan or related trust of the Company or the Surviving Company and any person or entity that was a shareholder of the Company immediately prior to such time) beneficially owns 20% or more of the outstanding voting power of the Surviving Company; (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period shall have been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or (iv) the approval by the Company's shareholders of a complete liquidation or dissolution of the Company.


VI.      Vesting

         Participants shall vest in their Accrued Benefit in accordance with the following schedule:

            Years of Service                          Vesting Percentage
            ----------------                          -----------------
          Less than five years                                 0%
           Five years or more                                100%


VII.     Administration of the Plan

         The Committee shall have full power and authority to interpret, construe, and administer this agreement and the Committee's interpretations and construction thereof, and action hereunder, including any valuation of the retirement benefits, or the amount or recipient of the payment to be made therefrom shall be binding and conclusive on all persons for all purposes. The Committee shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to willful misconduct or lack of good faith.


VIII.    Amendment or Discontinuance

         The Board expects to continue the Plan indefinitely, but the Board may amend or discontinue the Plan at any time. Any such amendment or discontinuance shall not operate to deprive a Participant of any Accrued Benefit earned prior to the execution date of such amendment or discontinuance.

IX.      No Assignment

         The right of the Participant or any other person to the payment of any benefit under this Plan shall not be assigned, transferred, pledged, or encumbered except by will or by the laws of descent and distribution.


X.       Nature of the Plan

         Benefits under the Plan shall generally be payable by the Company from its own funds, and such benefits shall not (i) impose any obligation upon the trust of the other employee benefit programs of the Company; (ii) be paid from said trust; nor (iii) have any effect whatsoever upon the amount or payment of benefits under the other employee benefit programs of the Company. Participants have only an unsecured right to receive benefits under the Plan from the Company as general creditors of the Company. The Company may deposit amounts in the Century Telephone Enterprises, Inc. Outside Directors' Retirement Trust (the "Trust") established by the Company for the purpose of funding the Company's obligations under the plan. Participants and their beneficiaries, however, have no secured interest or special claim to the assets of the Trust, and the assets of the Trust shall be subject to the payment of claims of general creditors of the Company upon the insolvency or bankruptcy of the Company, as provided in the Trust.


XI.      Validity

         If any provision of the Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue in full force and effect. The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of Louisiana.


XII.     Use

         Whenever the masculine gender is used herein, it shall include the feminine, and whenever the singular form is used, it shall include the plural, each as may be appropriate in the context used.


XIII.    Headings

         Article and paragraph headings used herein are for convenience of reference only and shall not affect the interpretation of the Plan.

         IN WITNESS WHEREOF, Century Telephone Enterprises, Inc. has executed this restated Plan in its corporate name and its corporate seal to be hereunto affixed this 26 day of January, 1996.


ATTEST:                             CENTURY TELEPHONE ENTERPRISES, INC.


/s/ Sandra B. Post                  By:    /s/ R. Stewart Ewing, Jr.
--------------------                   --------------------------------
                                           R. Stewart Ewing, Jr.
                                           Senior Vice President and
                                           Chief Financial Officer